UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada	L4K 4G9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (905) 541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company  ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Item 8.01	Other Information

The Registrant (“Company”) will be relying on the Securities and Exchange Commission’s “Order under Section 36 of the Securities Exchange Act of 1934 entitled Modifying Exemptions From The Reporting And Proxy Delivery Requirements For Public Companies” dated March 25, 2020 (“Order”) to delay the filing of its quarterly report on Form 10-Q for the period ended March 31, 2020 (“Report”). The delay is due to circumstances related to the COVI-19 pandemic. Specifically, COVID-19 has caused disruptions in the Company’s management and outside accountant’s timely participation in the preparation of the Report, which has created the current delay in the timely completion of the Report.

The Company expects to file the Report not later than June 29, 2020, which is 45 days from the Report’s original filing date of May 15, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: May 15, 2020	By:	/s/ Anthony Zarcone
Chief Executive Officer